SCHEDULE 14A

                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12


                          WILLAMETTE INDUSTRIES, INC.

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               (Name of Registrant as Specified in its Charter)

                            -----------------------

                             WEYERHAEUSER COMPANY

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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    (2)  Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4)  Proposed maximum aggregate value of transactions:
    (5)  Total fee paid:
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[ ] Fee paid previously with preliminary materials.
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    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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EXPLANATORY NOTE

     Originally filed on January 5, 2001. Refiled for EDGAR indexing purposes only.

NEWS RELEASE                                       [Weyerhaeuser Company logo]

FOR IMMEDIATE RELEASE

                 WEYERHAEUSER COMPANY EXTENDS TENDER OFFER FOR
              WILLAMETTE INDUSTRIES, INC. UNTIL FEBRUARY 1, 2001

FEDERAL WAY, Wash., January 5, 2001 - Weyerhaeuser Company (NYSE: WY) today announced that it had extended its $48 per share cash tender offer for all of the outstanding common stock of Willamette Industries, Inc. (NYSE: WLL). The offer, which was scheduled to expire at midnight, January 4, 2001, has been extended until 5:00 pm E.S.T. on February 1, 2001, unless further extended.

As of midnight on January 4, 2001, Willamette shareholders had tendered and not withdrawn 52,447,805 shares pursuant to Weyerhaeuser's tender offer. This represents approximately 48% of Willamette's total outstanding common shares.

Steven R. Rogel, chairman, president, and chief executive officer of Weyerhaeuser, stated, "Despite the poison pill and other obstacles to purchasing shares that the Willamette board has put in place, we were very pleased with the level of support we received in the initial tender period. We believe that Willamette shareholders want Willamette to negotiate a mutually beneficial transaction with Weyerhaeuser. We hope the Willamette board will listen to what its shareholders are saying - this transaction is too compelling to ignore."

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 1999, sales were $12.3 billion. It has offices or operations in 13 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.

Morgan Stanley Dean Witter is acting as Dealer Manager for the offer, and Innisfree M&A Incorporated is acting as Information Agent.

                                    -more-

FORWARD-LOOKING STATEMENTS

This news release contains statements concerning the company's future results and performance that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various US business segments; performance of the company's manufacturing operations; the types of logs harvested in the company's logging operations; the level of competition from foreign producers; the effect of forestry, land use, environmental and other governmental regulations; and the risk of losses from fires, floods and other natural disasters. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the US dollar and the Euro, and restrictions on international trade. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

IMPORTANT INFORMATION

Company Holdings, Inc. ("CHI"), a wholly owned subsidiary of Weyerhaeuser Company ("Weyerhaeuser"), has commenced a tender offer for all the outstanding shares of common stock of Willamette Industries, Inc. ("Willamette") at $48.00 per share, net to the seller in cash, without interest. The offer currently is scheduled to expire at 5:00 p.m., New York City time, on Thursday, February 1, 2001. CHI may extend the offer. If the offer is extended, CHI will notify the depositary for the offer and issue a press release announcing the extension on or before 9:00 a.m. New York City time on the first business day following the date the offer was scheduled to expire.

On December 21, 2000, Weyerhaeuser and CHI filed with the Commission a preliminary proxy statement in connection with the election of the nominees of Weyerhaeuser and CHI (the "Weyerhaeuser Nominees") to the Willamette board of directors at the Willamette 2001 annual meeting of shareholders. Weyerhaeuser will prepare and file with the Commission a definitive proxy statement regarding the election of the Weyerhaeuser Nominees and may file other proxy solicitation material regarding the election of the Weyerhaeuser Nominees or the proposed business combination between Weyerhaeuser and Willamette. Investors and security holders are urged to read the definitive proxy statement and any other proxy material, when they become available, because they will contain important information. The definitive proxy statement will be sent to shareholders of Willamette seeking their support of the election of the Weyerhaeuser Nominees to the Willamette board of directors. Investors and security holders may obtain a free copy of the tender offer statement, the definitive proxy statement (when it is available) and other documents filed by Weyerhaeuser with the Commission at the Commission's website at http://www.sec.gov. The tender offer statement, the definitive proxy statement (when it is available) and these other documents may also be obtained for free from Weyerhaeuser by directing a request to Kathryn McAuley at (253) 924-2058.

                                    -more-

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Willamette shareholders is available in the preliminary proxy statement filed by Weyerhaeuser and CHI with the Commission on Schedule 14A on December 21, 2000.


Weyerhaeuser contacts:

  ANALYSTS             MEDIA                 ANALYSTS AND MEDIA
  Kathryn McAuley      Bruce Amundson        Joele Frank / Jeremy Zweig
  Weyerhaeuser         Weyerhaeuser          Joele Frank, Wilkinson
  (253) 924-2058       (253) 924-3047        Brimmer Katcher
                                             (212) 355-4449